Exhibit 99.1
Hanesbrands Inc.
1000 E. Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080
news release
FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Brian Lantz, (336) 519-7130
HANESBRANDS INC. ADVANCES PLANNED CONSOLIDATION AND GLOBALIZATION STRATEGY
TO FURTHER IMPROVE COST COMPETITIVENESS
Company Announces Latest Planned Streamlining Milestone to Improve Organizational Efficiency and Effectiveness, Consolidate Production into Fewer and Bigger Facilities, and Improve Flexibility and Alignment of Supply Chain Production Flow
Winston-Salem, N.C. (June 27, 2007) — Hanesbrands Inc. (NYSE: HBI) announced today continued progress in executing its consolidation and globalization cost-reduction strategy.
The latest company streamlining, including consolidation through nine plant closures in four countries and a worldwide reduction of management and administrative jobs, is part of a multiyear effort the company began when it was spun off as an independent company in September 2006.
“We are making significant progress in consolidating our organization and executing our global supply chain strategy,” Hanesbrands Chief Executive Officer Richard A. Noll said. “This streamlining is part of our larger cost-reduction and process-standardization strategies to increase competitiveness and become a more effective organization. Taking these actions will better position us to achieve our long-term growth goals and financial objectives and help us in our efforts to offset independent company costs and selected investments we are making in our business.”
Hanesbrands, a leading marketer of innerwear, outerwear and hosiery apparel, has long-term annual growth goals of 1 percent to 3 percent for sales, 6 percent to 8 percent for operating profit excluding actions and double-digit gains for earnings per share excluding actions. The foundation for achieving these long-term growth goals is baseline performance in 2007.

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Most of the cost-saving actions announced today are expected to be completed by the end of the year. Approximately 5,300 employees will be affected, while the company has added or will add approximately 3,000 positions at other company manufacturing plants to absorb shifted production.
The company will close plants and operations affecting nearly 5,000 employees in Canada, the Dominican Republic, Mexico, and the United States and Puerto Rico, while moving production to lower-cost operations in Central America and Asia. In addition, approximately 350 management and administrative positions will be eliminated, with the majority of these positions based in the United States.
“These efforts are a competitive necessity to strengthen our overall company and its growth opportunities, but we regret that employees will be affected by losing jobs,” Noll said. “We have an outstanding workforce that exhibits continued commitment and professionalism even when receiving difficult news. We will work diligently to assist in their transition.”
Hanesbrands expects to incur restructuring and related charges for these actions, including severance costs and accelerated depreciation of fixed assets, totaling approximately $42 million, primarily in the second quarter of fiscal 2007 with the majority of the remainder in the second half of fiscal 2007. Approximately $12 million of the charges will be noncash. These charges, plus previously announced restructuring charges of $74 million, represent nearly half of the approximately $250 million in restructuring charges the company expects to incur in the three years following its spinoff.
Hanesbrands will continue to execute its global supply chain strategy of moving production and operations to lower-cost countries, operating fewer and bigger facilities and aligning production flow for maximum flexibility. In the long-term, the company expects to balance its supply chain between the Western Hemisphere and Asia.
Today’s moves will help the company concentrate bra sewing and manufacturing to lower-cost operations in Central America and Asia, will further efforts to create a lower-cost sewing network for knit products in Central America, and will help consolidate the supply chain that was supporting retail sales in Canada and Mexico with our overall supply chain.
“In addition to improving cost competitiveness, these moves will improve the alignment of our sewing operations with the flow of textiles and will leverage the company’s large scale in high-volume products,” said Gerald Evans, Hanesbrands executive vice president and chief global supply chain officer. “This realignment will also better position us for expansion of our Asian supply chain. In November, we acquired a sewing facility in Thailand, our first self-owned Asian production facility.”

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Actions by Country
In Canada, the company’s intimate apparel fabric cutting plant in Montreal will cease production, affecting approximately 50 employees. Production will shift to Asia.
In the Dominican Republic, the company will cease production at sewing plants in Santo Domingo and Santiago, shifting production to company sewing plants in Central America and Thailand. The plant closures will affect approximately 2,500 employees.
In Mexico, production will cease at sewing or fabric cutting plants for knit products and intimate apparel in Cadereyta de Montes, Madero, Merida and Nueva Rosita, affecting 2,200 employees. Production will shift to Central America and elsewhere in Mexico.
In Puerto Rico, the company will close its innerwear fabric cutting plant in Vega Baja, employing approximately 150. Production will move to company cutting plants in Central America and Thailand.
In the United States, intimate apparel fabric lamination and sewing in Statesville, N.C., with 70 employees, will cease operations and shift to Central America.
Of the approximately 350 management and administrative positions that will be eliminated worldwide, approximately 90 percent are in the United States.
Hanesbrands Inc.
Hanesbrands Inc. is a leading marketer of innerwear, outerwear and hosiery apparel under strong consumer brands, including Hanes, Champion, Playtex, Bali, Just My Size, barely there and Wonderbra. The company designs, manufactures, sources and sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casual wear and active wear. Hanesbrands has approximately 50,000 employees in 24 countries. More information about Hanesbrands Inc. may be found on the internet at http://www.hanesbrands.com.
Cautionary Statement Concerning Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements, including those regarding the benefits expected from facility closures, our long-term goals, and trends associated with our business. These forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include the following: our

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ability to migrate our production and manufacturing operations to lower-cost countries around the world; our ability to effectively implement other components of our business strategy; costs and adverse publicity from violations of labor or environmental laws by us or our suppliers; our ability to successfully manage adverse changes in social, political, economic, legal and other conditions affecting our foreign operations; retailer consolidation and other changes in the apparel essentials industry; our ability to keep pace with changing consumer preferences; loss of or reduction in sales to, or financial difficulties experienced by, any of our top customers; fluctuations in the price or availability of cotton or labor; our substantial debt and debt-service requirements that restrict our operating and financial flexibility and impose significant interest and financing costs; and other risks identified from time to time in our 2006 Annual Report on Form 10-K, 2006 Transitional Report on
Form 10-KT, press releases and other communications. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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